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                        CALIFORNIA CULINARY ACADEMY, INC.
                       STATEMENT  RE:  EARNINGS PER SHARE

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                                                           QUARTER ENDED DECEMBER 31,
                                                           --------------------------
                                                         1996                         1995
                                                         ----                         ----
                                               PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                             ----------    -------------   ----------    -------------
Net earnings (loss)                            $126,000       $126,000         $4,000         $4,000
                                             -----------    -----------    -----------    -----------

Weighted average common shares outstanding:
Common shares                                 3,317,343      3,317,343      3,251,372      3,251,372
Common equivalent shares:
Stock options and warrants                      135,898        137,057
Convertible Preferred shares                     89,276         89,839
                                             -----------    -----------    -----------    -----------

Weighted average common and common
equivalent shares outstanding                 3,542,517      3,544,239      3,251,372      3,251,372
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------

Earnings (loss) per share                       $0.04          $0.04          $0.00         $0.00
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------
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
                                                          SIX MONTHS ENDED DECEMBER 31,
                                                          -----------------------------
                                                         1996                         1995
                                                         ----                         ----
                                               PRIMARY     FULLY DILUTED     PRIMARY     FULLY DILUTED
                                             ----------    -------------   ----------    -------------
Net earnings (loss)                            $171,000       $171,000      $(420,000)     $(420,000)
                                             -----------    -----------    -----------    -----------

Weighted average common shares outstanding:
Common shares                                 3,272,346      3,272,346      3,281,915      3,281,915
Common equivalent shares:
Stock options and warrants                      121,883        135,739
Convertible Preferred shares                     66,741         72,264
                                             -----------    -----------    -----------    -----------

Weighted average common and common
equivalent shares outstanding                 3,460,970      3,480,349      3,281,915      3,281,915
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------

Earnings (loss) per share                       $0.05          $0.05         $(0.13)        $(0.13)
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------
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